EXHIBIT 10.14

                     AMENDMENT NO. 7 TO ST. JOHN'S DREDGING
                   AND DEEP WATER PIER CONSTRUCTION AGREEMENT

This Amendment No. 7 effective November 30, 1993 ("Amendment No. 7") to the St. John's Dredging and Deep Water Pier Construction Agreement (the Agreement") dated April 3, 1987 by and between ANTIGUA AND BARBUDA acting through its government (hereinafter referred to as "Antigua") and ANTIGUA MASONRY PRODUCTS, a corporation organized and existing under the laws of Antigua and Barbuda, which assigned its interest to ANTIGUA HEAVY CONSTRUCTORS, LTD., a corporation organized and existing under the laws of Antigua and Barbuda (hereinafter referred to as ("Contractor"), as amended on June 15, 1988 ("Amendment No. 3"), February 16, 1990 ("Amendment No. 4"), and on October 24, 1991 ("Amendment No. 5"). Amendments Nos. 1, 2, 3, 4, 5 and 6 are hereinafter collectively referred to as the "Amendments". This Amendment No. 7 is made by and between Antigua and Contractor. Except as otherwise set forth herein, terms defined in the Agreement and in Amendments Nos. 1, 2, 3, 4, 5 and 6 shall have the same meaning when used herein.

In consideration of the mutual covenants and agreements hereinafter set forth, Antigua and Contractor agree as follows:

                  1. Article 17 is not amended or modified, except as provided in Section 10 of Amendment No. 1 and Section 4 of Amendment No. 2 and except for the following:

                          a) As payment on principal and interest due on the Notes, Antigua agrees to exempt Antigua Development and Construction, Limited ("ADC") a wholly owned subsidiary of Antigua Masonry Products, Limited, from payment of all income taxes in Antigua arising from ADC's contract with Dr. Alfred Erhart for the development of the Jolly Harbor project. Contractor will credit $400,000 against the Antigua notes upon receipt of a certificate or letter within thirty (30) days of the date hereof, exempting ADC from the payment of all income taxes in Antigua arising from ADC's contract with Dr. Alfred Erhart for the development of the Jolly Harbor project.

                  2. Article 28 of the Agreement, is hereby amended to read in its entirety as follows:

                                   ARTICLE 28

                          PAYMENT GUARANTEE OF DEEP BAY
                        DEVELOPMENT COMPANY LIMITED NOTES

Antigua hereby unconditionally guarantees payment of certain promissory notes payable to Contractor and Antigua Masonry Products, Ltd. ("AMPL") by Deep Bay Development Company, Limited ("Deep Bay") as follows:


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          a)      Note dated April 29, 1989 payable
                  to Contractor for road construction
                  (Hattons Hill)                                   US$128,000

          b)      Note dated April 29, 1989 payable
                  to AMPL for construction materials
                  (concrete, stone, paving stone, etc.)               200,000

          c)      Note dated August 1, 1989 payable
                  to Contractor for paving (roads and
                  parking lots at Royal Antiguan Hotel)               458,959
                                                                   -----------

                                                                   US$786,959
                                                                   -----------

          The above is hereinafter referred to as the "Antigua Guarantee." Antigua hereby agrees that the Antigua Guarantee is secured by the escrow accounts and other elements of security as set forth in Article 18 of the Agreement as amended by Amendments 1 through 6 ("The Agreement as Amended"). Antigua specifically agrees that after all principal and interest on notes issued by Antigua to Contractor under the terms of the Agreement As Amended have been paid, any outstanding principal and interest due Contractor on the US$786,959 Deep Bay notes listed above will be paid by Antigua from the sources set forth in
          Article 18.2 of the Agreement as Amended.

 3. Antigua agrees to undertake any needed action and do whatever is constitutionally necessary to give full effect to this Amendment No. 7 including:

          a)       Obtaining Cabinet approval by October 31, 1994,  and

          b) Obtaining approval by Parliament as part of a supplementary appropriations bill or such other bill as Antigua may choose, no later than December 15, 1994.

 4. All provisions not amended or modified remain a part of the Agreement, as amended by the Amendments, which Amendments are also governed by such provisions, including without limitation, those relating to governing law. The execution and delivery of the Amendments by either party shall not constitute a waiver by either party of any provision of the Agreement, which provisions remain in effect notwithstanding the Amendments unless expressly waived therein.

 5. Any reference to the Agreement in any promissory note issued pursuant to the Agreement or the Amendments, whether prior to or subsequent to the date hereof, or references to the Agreement in the Corbison Point Sales Escrow Agreement or the Project Escrow Agreement, shall be construed to be a reference to the Agreement as modified by the Amendments.

IN WITNESS WHEREOF, the parties hereto, by and through their respective undersigned signatories, have each executed and delivered Amendment No. 7 as of this 21 day of December 1994.



                                       ANTIGUA AND BARBUDA, acting
                                       through its government

                                       By:      /S/ KESTER B. BIRD
                                               -------------------------------
                                                Honorable Lester B. Bird
                                                Prime Minister

ACKNOWLEDGED BY:

By: /S/ MOLWYN JOSEPH                  ANTIGUA HEAVY CONSTRUCTORS, LIMITED
    -----------------------------      as assignee of ANTIGUA MASONRY PRODUCTS
          Honorable Molwyn Joseph      LIMITED
          Minister of Finance

                                       By: /S/ RICHARD L. HORNSBY
                                           ---------------------------------
                                                Richard L. Hornsby
                                                Director